FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of December         , 2006 (this ‘‘Amendment’’), relating to the Credit Agreement referenced below, is by and among TEAMSTAFF RX, INC., a Texas corporation, TEAMSTAFF, INC., a New Jersey corporation, and RS STAFFING SERVICES, INC., a Georgia corporation (collectively, the ‘‘Borrowers’’), the lenders identified on the signature pages thereto (the ‘‘Lenders’’), and PNC Bank, National Association, a national banking association, as agent for the Lenders (in such capacity, the ‘‘Agent’’). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $8,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of June 8, 2005, as amended as of October 10, 2005, February 13, 2006 and by letter dated August 14, 2006 (as amended and modified from time to time, the ‘‘Credit Agreement’’) among the Borrowers, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments. The Credit Agreement is amended as set forth below:

(a)    A new definition of ‘‘P-Cards’’ is added to Section 1.2 in correct alphabetical order to read as follows:

‘‘P-Cards’’ shall mean the VISA credit card program established by Agent in favor of the Borrowers.’’

(b)    Section 2.1 is amended to read as follows:

‘‘(a)    Revolving Advances.

Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts such that such Lender’s Commitment Percentage of all outstanding Revolving Advances plus such Lender’s Commitment Percentage of all outstanding Letters of Credit shall not exceed its Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)    up to 85%, subject to the provisions of Section 2.1(b) hereof (‘‘Receivables Advance Rate’’), of Eligible Receivables, minus

(ii)    a reserve in the amount of $180,000 for the P-Cards, minus

(iii)    such reserves as Agent may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (w) Section 2.1(a)(y)(i) minus (z) Section 2.1 (a)(y)(ii) and (iii) at any time and from time to time shall be referred to as the ‘‘Formula Amount’’. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the ‘‘Revolving Credit Note’’) substantially in the form attached hereto as Exhibit 2.1(a).’’

(c)    Section 6.5 is amended to read as follows:

‘‘(a)    Fixed Charge Coverage Ratio.

For any quarter, at the end of any business day, in which Undrawn Availability plus the amount of Borrowers’ invested cash on hand is less than $5,000,000, cause to be maintained a Fixed Charge Coverage Ratio of not less than 1.05 to 1.0 for the twelve month period ending as of the end of the fiscal quarter being tested.’’

2.    Representations and Warranties.    The Borrowers hereby represent and warrant in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

3.    Acknowledgments, Affirmations and Agreements.    The Borrowers (i) acknowledge and consent to all of the terms and conditions of this Amendment and (ii) affirm all of their obligations under the Credit Agreement and the Other Documents.

4.    Credit Agreement.    Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

5.    Expenses.    The Borrowers agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent’s legal counsel.

6.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

7.    Governing Law.    This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	TEAMSTAFF, INC.,
a New Jersey corporation
By:
Name:
Title:
TEAMSTAFF RX, INC.,
a Texas corporation
By:
Name:
Title:
RS STAFFING SERVICES, INC.,
a Georgia corporation
By:
Name:
Title:
AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION,
in its capacity as Agent and as Lender
By:
Name:
Title: